UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 8, 2009 (May 4, 2009)
Date of Report (Date of earliest event reported)

Hayes Lemmerz International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50303	32-0072578 _
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15300 Centennial Drive, Northville, Michigan	48168
(Address of principal executive offices)	(Zip Code)

(734) 737-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 4, 2009, Hayes Lemmerz International, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) notifying the Company that it was no longer in compliance with the rules for continued listing according to Listing Rule 5250(c)(1) as a result of its failure to file its Annual Report on Form 10-K for the fiscal year ended January 31, 2009 (the “Form 10-K”), with the United States Securities and Exchange Commission within the required period.  The Company has until July 3, 2009, to submit a plan to regain compliance with Nasdaq’s continuing listing standards. The Company expects to file its Form 10-K on or before May 15, 2009.  This notification has no effect on the listing of the Company’s common stock at this time.

A copy of the press release announcing the Company’s receipt of the letter from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

The Company is in discussions with its lenders under its Second Amended and Restated Credit Agreement dated as of May 30, 2007 (the “Credit Agreement”), to request approval of a proposed amendment to the Credit Agreement to provide the Company with additional financing and to modify certain covenants contained in the Credit Agreement.  No assurances can be given that such lenders will approve the proposed amendment.

The information contained in this Item 7.01 is not filed for purposes of the Securities Exchange Act of 1934, as amended, and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates the information by reference.  By including this Item 7.01 disclosure in the filing of this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAYES LEMMERZ INTERNATIONAL, INC.

	By:	/s/ Patrick C. Cauley
Name: Patrick C. Cauley
Title: Vice President, General Counsel and Secretary

Dated: May 8, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of the Company dated May 8, 2009.